Exhibit 31.2

CERTIFICATION BY THE CHIEF FINANCIAL OFFICER

I, Jesse De Castro, certify that:

1. I have reviewed the financial statements for the period ending March 31, 2009 of Green Star Alternative Energy, Inc.;

2. Based on my knowledge, this disclosure statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this disclosure statement.

3. Based on my knowledge, the financial statements and other financial information included or incorporated by reference in this Disclosure Statement, fairly present in all material respects the financial condition, results of operations and cash flows of the Issuer as of, and for, the periods presented in this Disclosure Statement.

Date:  May 8, 2009

Signature:  /s/Jesse De Castro
Jesse De Castro
Chief Financial Officer, Secretary and Director
Green Star Alternative Energy, Inc.